Exhibit 31

CERTIFICATIONS

I, Robert A. Bradway, Chairman of the Board, President and Chief Executive Officer of Amgen Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Amgen Inc.;

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

Date: July 31, 2013	/s/ Robert A. Bradway
Robert A. Bradway

Chairman of the Board, Chief Executive Officer and President

CERTIFICATIONS

I, Jonathan M. Peacock, Executive Vice President and Chief Financial Officer of Amgen Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Amgen Inc.;

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

Date: July 31, 2013	/s/ JONATHAN M. PEACOCK
Jonathan M. Peacock

Executive Vice President and Chief Financial Officer